Exhibit 10.2

NUVEEN GLOBAL CITIES REIT, INC.

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

Effective October 1, 2026

Effective Date

On August 11, 2026, the Board of Directors (the “Board”) of Nuveen Global Cities REIT, Inc. (the “Company”) adopted this Non-Employee Director Compensation Policy (the “Policy”), to be effective on October 1, 2026. This policy supersedes and replaces the Non-Employee Director Compensation Policy dated June 27, 2025 (the “Prior Policy”), which remains effective until October 1, 2026. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Nuveen Global Cities REIT, Inc. Non-Employee Director Restricted Share Plan (the “Plan”).

Eligibility

This policy shall apply to directors of the Company who are not employed by the Company, Nuveen, LLC or any affiliate of Nuveen, LLC (each an “Eligible Director”).

Compensation

The following shall remain in effect until changed by the Board (collectively, the “Compensation”):

Annual Retainer:	$125,000
Audit Committee Chair Annual Retainer:	$20,000
Lead Independent Director Annual Retainer:	$5,000

Payment Timing and Form

Fifty percent (50%) of the applicable Compensation shall be paid quarterly in cash (or, if so elected by the Eligible Director as provided below, in shares of Class I common stock (“Class I Shares”)) in arrears, as soon as possible following the end of the calendar quarter to which the Compensation relates, taking into account any required proration as described below (the “Unrestricted Annual Retainer”) and fifty percent (50%) shall be paid in the form of Class I Restricted Stock (“Class I Restricted Stock”).

Election to Receive Unrestricted Annual Retainer in Class I Shares

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At the election of each Eligible Director, the Unrestricted Annual Retainer for a given calendar year (the “Plan Year”) may be payable all or in part by a grant on the same day that the Unrestricted Annual Retainer, if payable in cash, would be paid (the “Annual Retainer Stock Grant Date”) of a number of unrestricted Class I Shares determined by (A) dividing the amount of the Unrestricted Annual Retainer for which the Eligible Director has elected to receive unrestricted Class I Shares, by the then-current offering price of Class I Shares, and (B) rounding to the nearest whole number.

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If an Eligible Director desires to elect to receive some or all of his or her Unrestricted Annual Retainer in Class I Shares, the Eligible Director shall deliver a valid Election Form (substantially in the form attached hereto as Exhibit A) to the Secretary of the Company prior to the beginning of a Plan Year, which will be effective as of the first day of the Plan Year beginning after the Secretary receives the Election Form. The Election Form will be irrevocable for the coming Plan Year. However, prior to the commencement of the following Plan Year, the Eligible Director may change his or her election for future Plan Years by executing and delivering a new Election Form. If an Eligible Director fails to deliver a new Election Form prior to the commencement of the new Plan Year, his or her Election Form in effect during the previous Plan Year shall continue in effect during the new Plan Year. If no Election Form is filed or effective, the Unrestricted Annual Retainer shall be paid in cash.

Terms and Conditions of Class I Restricted Stock

•	Class I Restricted Stock shall be granted under, and subject to the terms and conditions of, the Plan, and the award certificate evidencing such grant.

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The Class I Restricted Stock shall be granted on the first (1st) business day of the month following the date that the annual meeting of stockholders (the “Annual Meeting”) is held (or, if the person becomes an Eligible Director at any time other than at an Annual Meeting, the first business day of the month following the effective date on which the person becomes an Eligible Director) (in either case, a “Grant Date”). The number of shares of Class I Restricted Stock granted shall be determined by (A) dividing fifty percent (50%) of the Compensation due, taking into account any required proration as described below, by the then-current offering price of the Class I Shares, and (B) rounding to the nearest whole number. Notwithstanding the foregoing, the dollar value of the number of Class I Restricted Stock shares to be granted following the 2027 Annual Meeting shall be increased by $3,125 to reflect the increase in the Annual Retainer effective October 1, 2026.

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Unless and until provided otherwise by the Board, the Class I Restricted Stock granted pursuant to this Policy shall vest and become non-forfeitable on the one-year anniversary of the Grant Date, or, with respect to the Eligible Director’s first Class I Restricted Stock grant, the one-year anniversary of the Eligible Director’s election or appointment to the Board, provided that the Eligible Director is providing services to the Company as a director on such vesting date. Notwithstanding the foregoing vesting schedule, the shares of Class I Restricted Stock shall become fully vested on the earlier occurrence of: (i) the termination of the Eligible Director’s service as a director of the Company due to his or her death or Disability; or (ii) a Change in Control of the Company. If the Eligible Director’s service as a director of the Company terminates other than as described in clause (i) of the foregoing sentence, then the Eligible Director shall forfeit all of his or her right, title and interest in and to any unvested shares of Class I Restricted Stock as of the date of such termination from the Board and such Class I Restricted Stock shall be reconveyed to the Company without further consideration or any act or action by the Eligible Director.

Proration

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If a non-employee is newly appointed or elected to the Board at the Annual Meeting, then his or her Compensation shall be prorated to reflect his or her full calendar months of service (e.g. if the Annual Meeting is in June, then the first quarterly cash payment will be with respect to service during July of such quarterly service period).

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If an Eligible Director is newly appointed or elected to the Board at any time other than at an Annual Meeting, then (i) his or her first quarterly cash payment will be prorated to reflect the number of full calendar months of service between the effective date of the Eligible Director’s appointment or election through the last day of the respective quarterly calendar period (e.g. if an Eligible Director is appointed to the Board on January 15, then his or her first quarterly cash payment will be with respect to service during February and March of such quarterly calendar period), and (ii) his or her Class I Restricted Stock grant shall be prorated to reflect the number of full calendar months between the date of his or her appointment or election to the Board and the next regularly scheduled Annual Meeting (e.g., if an Eligible Director is appointed to the Board on January 15, then his or her first Class I Restricted Stock grant shall be prorated to reflect four months of service, assuming an Annual Meeting date in June).

•	If an Eligible Director is not newly appointed or re-elected at the Annual Meeting, then he or she will not receive payment for services during the month of such Annual Meeting.

Stock Ownership Policy

Each Eligible Director shall be required to own shares of the Company’s common stock in an amount not less than three times the Unrestricted Annual Retainer commencing with later of the fifth anniversary of his or her initial appointment to the Board or May 11, 2027.

Exhibit A

Election as to Form of Payment of Unrestricted Annual Retainer

Capitalized terms used herein and not otherwise defined have the meanings assigned such terms in the Nuveen Global Cities REIT, Inc. Non-Employee Director Compensation Policy, effective October 1, 2026 (the “Policy”).

This constitutes my irrevocable written election under the Policy with respect to fifty percent (50%) of my applicable Compensation (the “Unrestricted Annual Retainer”) to be earned for the Plan Year beginning       and concluding on       (the “20   Plan Year”). I acknowledge that this Election Form is irrevocable for the 20   Plan Year. However, prior to the commencement of any subsequent Plan Year, I may change my election for future Plan Years by executing and delivering a new Election Form indicating different choices. If I fail to deliver a new Election Form prior to the commencement of any subsequent Plan Year, I acknowledge and intend that this Election Form continue in effect during any subsequent Plan Year until I file a new Election Form.

UNRESTRICTED ANNUAL RETAINER

please check one, as applicable:

☐	I hereby elect to receive % of my Unrestricted Annual Retainer in the form of cash payments made quarterly in arrears during the applicable Plan Year.

☐	I hereby elect to receive % of my Unrestricted Annual Retainer in the form of shares of the Company’s Class I common stock, to be granted on the same day that the Annual Retainer would be paid.

Executed this day of , 20 .

(Name)